EXHIBIT 23.1



                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2000 relating to the financial statements and financial statement schedules, which appears in Bell Microproducts Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.



/s/PricewaterhouseCoopers LLP






San Jose, California
June 22, 2000